As filed with the Securities and Exchange Commission on September 21, 2007.

Registration No. 333-11722

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________

BG GROUP plc

(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

100 Thames Valley Park Drive

Reading, Berkshire RG6 1PT, England

(Address of Registrant’s principal executive offices)

BG US SERVICES, INC. SAVINGS AND INVESTMENT PLAN

BG GROUP SHARESAVE SCHEME

(Full title of the plans)

Name

Cynthia Masters

BG US Services, Inc.

5444 Westheimer, Suite 1775

Houston, Texas 77056

(713) 622-7100

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

+1 (212) 848-7171

EXPLANATORY STATEMENT

This Post-Effective Amendment No.1 to Registration Statement on Form S-8, Registration No. 333-11722 (the “Registration Statement”), is being filed to deregister certain Ordinary Shares, par value 10 pence each (the “Shares”), of BG Group plc (the “Registrant”) that were registered for issuance to employees of the Registrant and its subsidiaries pursuant to, the BG US Services, Inc. Savings and Investment Plan and BG Group Sharesave Scheme (collectively, the “Plans”). The Registration Statement registered 120,000 Shares issuable pursuant to the Plans. In connection with the Registrant’s suspension of its duty to file reports under Sections 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on September 20, 2007.

By:	/s/ Ashley Almanza
	Name:	Ashley Almanza
	Title:	Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed below on September 20, 2007 by the following persons in the respective capacities indicated below.

Signature	Title

/s/ Sir Robert Wilson	Director (Chairman of the Board)
Sir Robert Wilson

/s/ Frank Chapman	Chief Executive Officer and Director
Frank Chapman

/s/ Bill Friedrich	Deputy Chief Executive Officer and Director
Bill Friedrich

/s/ Ashley Almanza	Chief Financial Officer and Director
Ashley Almanza

/s/ Peter Backhouse	Director
Peter Backhouse

/s/ Sir John Coles	Director
Sir John Coles

/s/ Paul Collins	Director
Paul Collins

/s/ Jürgen Dormann	Director
Jürgen Dormann

Baroness Hogg	Director

/s/ Dr. John Hood	Director
Dr. John Hood

/s/ Lord Sharman	Director
Lord Sharman

/s/ Philippe Varin	Director
Philippe Varin

Authorized Representative in the United States:

/s/ Cynthia Masters
Cynthia Masters

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the BG US Services, Inc. Savings and Investment Plan), have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2007.

BG US SERVICES, INC. SAVINGS AND INVESTMENT PLAN

By:	/s/ Cynthia Masters
	Name:	Cynthia Masters
	Title:	Plan Administratrix